As filed with the Securities and Exchange Commission on
______________, 1999.              Registration No. ________________

=====================================================================

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                      ------------------------
                             FORM SB-2
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     PAXTON MINING CORPORATION
           (Name of small business issuer in its charter)

Nevada                    1081                    Applied For
---------------------------------------------------------------------
(State or Other          (Primary Standard        (IRS Employer
Jurisdiction of          Industrial Classifi-     Identification #)
Organization)            cation Code)

Paxton Mining Corporation          Conrad C. Lysiak, Esq.
400 Burrard Street, Suite 1950     601 West First Avenue, Suite 503
Vancouver, B.C., Canada V6C 3A6    Spokane, Washington  99201
(604) 605-0885                     (509) 624-1475
---------------------------------------------------------------------
(Address and telephone of          (Name, address and telephone
registrant's executive office)     number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
      As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional Common Stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

----------------------------------------------------------------------
                  CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------

Securities          Amount To Be   Offering Price Aggregate Registration
To Be Registered    Registered          Per Share      Offering Price Fee (1)
Common Stock:  2,000,000 Shares    $0.10               $200,000       $ 100.00
--------------------------------------------------------------------------------

[1] Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

----------------------------------------------------------------------
                             PROSPECTUS
---------------------------------------------------------------------
                  2,000,000 SHARES OF COMMON STOCK

                     PAXTON MINING CORPORATION

     We are offering up to a total of 2,000,000 shares of Common Stock on a best efforts-no minimum" basis, (the "Shares"), at an initial public offering price of $0.10 per Share (the "Offering"). No fractional Shares may be purchased. There is no minimum number of shares which we must sell in this Offering and we will commence the Offering on the effective date of this Prospectus and continue for a period of 180 days, unless we extend for an additional 90 days, or until we complete the Offering, whichever occurs sooner. (See "Offering.")

     THE PURCHASE OF SHARES IN THIS OFFERING IS HIGHLY RISKY AND YOU SHOULD VERY CAREFULLY AND THOROUGHLY READ THE RISK FACTORS SECTION OF THIS PROSPECTUS.

     These securities have not been approved or disapproved by the Securities and Exchange Commission (the "Commission") or the securities division of any state, nor has the Commission or any state passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

     Prior to this Offering, there has been no public market for our Common Stock and there is no assurance that a public market will result following the sale of the Shares being offered in this Prospectus, or that any Shares purchased in this Offering can be sold at or near the offering price, or at all.

     The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell the Shares and it is not a solicitation of an offer to buy the Shares in any state where the offer or sale is not permitted.

----------------------------------------------------------------------
               Price Per      Aggregate           Proceeds to Us
               Share          Offering Price      [1][2]
----------------------------------------------------------------------
Common Stock   $0.10          $200,000            $150,000
 ----------------------------------------------------------------------

          The date of this Prospectus is _________________, 1999.

[1] Hugh Grenfal Jr. and Robert Jarva our officers and directors, will act as our sales agents in this Offering, but he will receive no commissions for any Shares they sell. They also will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, in reliance upon Rule 3a4-1,which sets forth those conditions under which a person associated with an Issuer may participate in the Offering of the Issuer's securities and not be deemed to be a broker-dealer.

[2] We calculated the net proceeds we will receive from this Offering after deducting $50,000 as the estimated costs for filing, printing, legal, accounting and other miscellaneous expenses relating to the Offering, which we will pay out of the proceeds of this Offering.

---------------------------------------------------------------------
                       AVAILABLE INFORMATION
---------------------------------------------------------------------

     We have filed this registration statement on Form SB-2, of which this Prospectus is a part, with the Securities and Exchange Commission (the "Commission"). This registration statement, or any part, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Washington D.C., 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington D.C. office at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

     CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Some discussions in this Prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this Prospectus. Such factors include, but are not limited to, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this Prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

                         TABLE OF CONTENTS

                                                       Page No.

SUMMARY OF PROSPECTUS. . . . . . . . . . . . . . . . . .  6
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . .  7
 RISKS ASSOCIATED WITH OUR COMPANY:
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . .  . 13
DETERMINATION OF OFFERING PRICE . . . . . . . . . . .  . 14
CAPITALIZATION. . . . . . . . . . . . . . . . . . . .  . 14
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES . . . .  . 15
PLAN OF DISTRIBUTION; TERMS OF THE OFFERING . . . . .  . 17
BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . 18
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . 23
MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . 28
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . 29
PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . 30
DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . 31
CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . 32
LITIGATION . . . . . . . . . . . . . . . . . . . . . . . 32
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . 33
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . 33
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . 33

---------------------------------------------------------------------
                       SUMMARY OF PROSPECTUS
---------------------------------------------------------------------

     This summary provides an overview of selected information contained in this Prospectus and does not contain all the information you should consider before making a decision to purchase the Shares we are offering. You should very carefully and thoroughly read the more detailed information in this Prospectus, and particularly the Risk Factors section, review our financial statements and review all other information that is incorporated by reference in this Prospectus.

Summary Information about Our Company

     Our company was incorporated in the State of Nevada on June 19, 1999 and we are engaged in the exploration and development of a mining property. See the "Business" section for a more detailed description of our business operations.

     On June 20, 1999, we sold 5,000,000 shares of common stock to Hugh Grenfal and Robert Jarva, our officers and directors pursuant to exemption from registration contained in Section 4(2) of the Securities Act of 1933.

     Our administrative office is located at 400 Burrard Street, Suite 1950, Vancouver, British Columbia, Canada V6C 3A6, telephone (604) 605-0885 and our registered statutory office is located at 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120. Our fiscal year end is December 31.

The Offering

     Following is a brief summary of this Offering. Please see the "Plan of Distribution; Terms of the Offering" in this Prospectus for a more detailed description of the terms of the Offering.)

Securities Being Offered .    .    Up to 2,000,000 Shares of Common
                                   Stock, par value $0.00001.

Offering Price per Share .    .    $ 0.10

Offering Period     .    .    .    The Shares are being offered for a
                                   period not to exceed 180 days,
                                   unless extended by our Board of
                                   Directors for an additional 90
                                   days.

Net Proceeds to Our Company   .    Approximately $150,000 (See "Use of
                                   Proceeds".)

Use of Proceeds     .    .    .    We intend to use the proceeds to
                                   pay for offering expenses, research
                                   and exploration and to generally
                                   expand our business operations. See
                                   "Use of Proceeds".

Number of Shares Outstanding
Before the Offering:     .    .    5,000,000 See "Description of
                                   Securities".

Number of Shares Outstanding
After the Offering:                7,000,000 See "Description of
                                   Securities".

Summary Financial Data

     The following table provides selected financial data about our Company from inception on June 19, 1999 to June 30, 1999. For detailed historical financial information, see the Financial Statements attached to this Prospectus as an Exhibit.

Balance Sheet Data:.                    On June 30, 1999
 Cash                                   $     100
 Total assets                           $     362
 Total liabilities                      $  12,000
 Shareholders' equity                   $ (11,638)


---------------------------------------------------------------------
                            RISK FACTORS
---------------------------------------------------------------------

     AN INVESTMENT IN THESE SECURITIES INVOLVES AN EXCEPTIONALLY HIGH DEGREE OF RISK AND IS EXTREMELY SPECULATIVE IN NATURE. IN ADDITION TO THE OTHER INFORMATION REGARDING OUR COMPANY CONTAINED IN THIS PROSPECTUS, YOU SHOULD CONSIDER MANY IMPORTANT FACTORS IN DETERMINING WHETHER TO PURCHASE THE SHARES BEING OFFERED. THE FOLLOWING RISK FACTORS ARE SOME OF THE POTENTIAL AND SUBSTANTIAL RISKS WHICH COULD BE INVOLVED IF YOU DECIDE TO PURCHASE SHARES IN THIS OFFERING.

RISKS ASSOCIATED WITH OUR COMPANY:

1.   We Have No Operating History.

     Our Company was incorporated in June 1999 and we have not yet commenced our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the competitive mining industry. The mining business is, by nature, extremely speculative. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to locate a profitable mineral property and generate revenues, while reducing exploration and development costs. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the research, exploration and development of our mineral properties. We cannot guarantee that we will be successful in realizing revenues or achieving or sustaining positive cash flow in the future and any such failure could have a material adverse effect on our business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

2.   Speculative Nature of the Mineral Exploration Industry;
     Exploration Stage; No Known Ore Reserves; and Uncertain Validity of Unpatented Mining Claims.

     Gold, silver and strategic metals exploration is highly speculative in nature, involving many risks which even a combination of scientific knowledge and experience cannot overcome, often resulting in unproductive efforts. We are in the very early exploration stage and are dependent on the proceeds to be realized from the sale of Common Stock in this Offering for the funds necessary to carry out our planned exploration and development program. We cannot guarantee that our explorations will be successful, that any production will be obtained, or that production, if obtained, will be profitable. Although we believe there is a sufficient basis to engage in exploration on our property, it may not result in the discovery of any known ore reserves. We do not claim any known ore reserves on our properties. The validity of unpatented mining claims, depends, to a large extent, upon numerous circumstances and factual matters (many of which are discoverable of record or by other available means) and is subject to many uncertainties of existing law and its applications. While we believe our property could contain minerals, further exploration and mineral assessments performed by government agencies may indicate that our claims are not sufficiently mineralized and may later be abandoned or determined to be invalid because of insufficient mineralization. See "Business."

3.   Industry Conditions; Economic Factors.

     Our continued existence is highly dependent upon the condition of the mineral exploration and development industry. Currently, the price of gold is at its lowest point in the last 20 years. The economic viability of that market, in turn, is highly dependent on, among many other factors, political issues and general economic conditions. During periods of economic downturn or slow economic growth, coupled with eroding consumer confidence or rising inflation, the price and/or sale of precious metals could be severely impacted. Such factors would likely have an immediate effect on our business operations and/or profitability. Currently, the mining industry is depressed and mineral values have been very low over the last several years, making it difficult to conduct operations profitably. See "Business."

4.   Transportation Difficulties and Weather Interruptions.

     While some mining concerns operate 12 months per year, our proposed exploration and development work can only be performed for approximately 8 months out of The year (under normal circumstances) due to rain and snowfall in British Columbia, where our property is located. Also, the existing roads leading to our property is rough-graded dirt and, during rainy weather, is sometimes unusable or washed out. Such factors would likely have an immediate adverse effect on our operations and/or profitability. See "Business."

5.   Government Regulation, Permits and Environmental Impact.

     Any mineral exploration programs undertaken by us will be subject to extensive Canadian laws, rules and regulations. Various governmental permits are required for our proposed operations. We are not assured of receiving such permits as and when we need them for our operations, or at all. In addition, existing, as well as future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the development of our properties. The extent to which future legislation and/or regulations might affect our operations cannot be predicted. There is no assurance environmental or safety standards more stringent than those presently in effect may not be enacted, which could adversely affect our exploration program. Also, the industry often finds itself in conflict with the interests of private environmental groups which often have an adverse effect on the mining industry. See "Business."

6.   Competition.

     There is intense competition in the mineral exploration and development industry in which we operate. All of our competitors have greater financial and other resources, better distribution networks and/or greater name recognition than us. We don't know whether we will be able to successfully compete in this industry. See "Business."

7.   Supply Factors.

     Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies of certain products, equipment or materials we may use in our operations. We cannot guarantee we will be able to obtain certain products, equipment and/or materials which we require, without interruption, as and when needed, or on terms favorable to us. See "Business."

8.   Risk Factors Affecting Our Operating Results and Potential
     Fluctuations in Revenues.

     Our success depends on a number of factors, many of which are beyond our control. These factors include the rates of and costs associated with the exploration and development of our properties; capital expenditures and other costs relating to the expansion of our business operations; fluctuations in the price of minerals; changes in operating expenses; changes in our exploration and development strategy; personnel changes; the introduction of alternative mining technologies; the effect of other potential property acquisitions; increased competition in our current and prospective markets; and other general economic factors. Our operating results, cash flows and liquidity may fluctuate significantly in the future. Our revenues will depend on our ability to successfully identify, produce and market any minerals located on our properties, assuming minerals are located, of which there is no assurance. To the extent that revenues are below expectations, we may be unable or unwilling to reduce expenses proportionately, and operating results, cash flow and liquidity are likely to be adversely affected. Due to these and other factors, our operating results and/or growth rate may be below the expectations of our management and investors, which could materially adversely affect the value of any Shares you purchase in this Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

9.   Our Dependence On and Ability to Attract Key Personnel.

     Our business operations will be highly dependent upon our ability to attract and maintain key employees and management personnel with experience in the research, exploration, development and production of minerals. The process of hiring employees with the combination of skills and attributes required to carry out our business strategy is extremely competitive and time-consuming. We cannot guarantee that we will be able to identify and/or hire qualified personnel as and when they are needed for our operations. The loss of the services of key personnel, or the inability to attract qualified personnel, could materially adversely affect our business, financial condition and results of operations. See "Management."

10.  Year 2000 Computer Problems.

     Many existing computer programs use only two digits to identify a year in the date field, e.g., "98" instead of "1998." These programs were designed and developed without considering the impact of the upcoming change in the century, i.e., Year 2000. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. The Securities and Exchange Commission has issued Staff Legal Bulletin No. 5 indicating the Year 2000 problem affects virtually all companies and organizations. We have made assessments and corrections to our equipment regarding the Year 2000 issues and have determined which 2000 issues may adversely affect our business, operations (including operating systems) and/or financial condition. These Year 2000 issues could also affect our relationships with customers, suppliers and other parties with whom we do business. We have instituted a Year 2000 remediation program and contingency plans; however, there could be many other unknown factors which could affect our business operations and/or financial condition. A material consideration in this regard would be the cost of remediation programs and/or contingency plans to correct unforseen problems. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Year 2000 Compliance."

RISKS ASSOCIATED WITH THIS OFFERING:

11.  The Risks of Buying Low-Priced Stocks.

     Our Common Stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Securities and Exchange Commission . The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain "accredited investors" (generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Securities and Exchange Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our shares and may also affect your ability to resell any Shares you may purchase in this Offering in the public markets.

12.  Control of Our Company After the Offering.

     If all the Shares we are offering in this Prospectus are sold, which we can't guarantee, you, the purchasers, will own approximately 28.57% of our outstanding Common Stock and our existing Stockholders will own approximately 71.43%. After completion of this Offering, regardless of the number of Shares we sell, our existing Stockholders will be in a position to elect all of our directors, appoint officers and control our business affairs and operations. Our Articles of

Incorporation do not provide for cumulative voting. Our existing
Stockholders do not intend to purchase any Shares in this Offering. See "Principal Stockholders," "Certain Transactions" and "Description of Securities."

13.  Possible Issuance of Additional Shares; Further Dilution of Your
     Investment

     If all the Shares we are offering in this Prospectus are sold, which we can't guarantee, there will still be 93,000,000 shares of Common Stock which our Board of Directors will have authority to issue. There are presently no commitments or contracts to issue any additional shares to any persons. However, the issuance of any of these additional shares will reduce the amount of your control in our Company and will result in further dilution of the book value of your Shares. See "Dilution of the Price You Pay for Your Shares," "Use of Proceeds," "Business," "Description of Securities," "Certain Transactions" and "Financial Statements."

14.  Conflicts of Interest.

     This Offering will result in certain benefits to Hugh Grenfal Jr. and Robert Jarva who are our only officers and directors, who own shares of Common Stock and would, therefore, benefit from any increase in the value and liquidity of the Common Stock resulting from the creation of a public trading market for the Common Stock following this Offering. There is no assurance that a public trading market will ever develop for our stock. See "Principal Stockholders" and "Dilution of the Price You Pay for Your Shares."

15.  Possible Restrictions on the Resale of Your Shares.

          All of our Common Stock issued and outstanding are restricted securities and cannot be resold publicly, except in compliance with the registration or exemption from registration requirements of the applicable state securities laws, rules and regulations. See "Plan of Distribution; Terms of the Offering."

16.  We Cannot Assure a Public Trading Market for the Shares.

     There is currently no active trading in our Common Stock and we cannot guarantee you that an active trading market in our Shares will develop in the near future, even if this Offering is successfully completed; or, if a trading market is developed, that it can or will be sustained for any period of time. There is a high risk that you not be able to be resell any Shares you purchase in this Offering at or near the Offering price, and in fact, we cannot guarantee that you will be able to sell your Shares at all in the future. "See "Plan of Distribution; Terms of the Offering."

17.  You Will Incur Immediate and Substantial Dilution.

     Our existing Stockholders acquired their shares at a cost substantially less than that which you will pay for Shares you purchase in this Offering. Accordingly, any investment you make in these Shares will result in the immediate and substantial dilution of the net tangible book value of those Shares. See "Dilution of the Price you Pay for Your Shares" and "Financial Statements."

18.  We Do Not Pay Cash Dividends on Our Common Stock.

     No cash dividends have been paid on our Common Stock to date and we do not anticipate paying cash dividends to Stockholders in the foreseeable future. Any income we receive from operations will be reinvested and devoted to our future business operations and/or to expansion. See " Description of Securities."

19.  Impact of Potential Future Sales of our Common Stock.

     A total of 5,000,000 shares of our Common Stock were issued prior to this Offering and are held by our officers and directors who hold such shares as "restricted securities", as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended. These securities may only be sold in compliance with Rule 144 which provides, in essence, that officers and directors and others holding restricted securities may each sell, in brokerage transactions, an amount equal to 1% of our total outstanding Common Stock every three (3) months. In addition, Rule 144 provides that shares may not be sold until they have been held for a period of at least one (1) year from the date they were fully paid for. These 5,000,000 shares of restricted Common Stock have been issued and are fully paid for. Furthermore, persons holding restricted securities for two (2) years, who are not"affiliates" of our Company, as that term is defined in Rule 144, may sell their securities pursuant to Rule 144 without any restrictions and/or limitations on the number of shares sold.

     The sale of any of these restricted securities may, in the future, have a depressive effect on the price of our Common Stock in the over-the-counter market, assuming there is such a market. See
"Principal Stockholders" and "Certain Transactions."

---------------------------------------------------------------------
                          USE OF PROCEEDS
---------------------------------------------------------------------

     We have estimated the net proceeds from this Offering to be approximately $150,000, assuming all Shares are sold, which we can't guarantee, after deducting $50,000, for estimated offering expenses, including legal and accounting fees. We expect to use the proceeds for exploration and working capital.

     While we currently intend to use the proceeds of this Offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgement of our Board of Directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this Offering, we will issue an amended Prospectus reflecting the same.

---------------------------------------------------------------------
                  DETERMINATION OF OFFERING PRICE
---------------------------------------------------------------------

     The price of the Shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this Offering. The Offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were our limited operating history, the proceeds to be raised by the Offering, the amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing Stockholders, and our relative cash requirements. See "Plan of Distribution; Terms of the Offering."

---------------------------------------------------------------------
                           CAPITALIZATION
---------------------------------------------------------------------

     The following table sets forth our capitalization at June 30, 1999, (i) on a historical basis and (ii) as adjusted to reflect the sale of the Shares we are offering in this Prospectus at an assumed initial public offering price of $0.10 per share, and the application of the estimated net proceeds we will receive, assuming sale of all Shares, which we cannot guarantee. See "Use of Proceeds."

     This table should be read in conjunction with the section entitled, "Management's Discussion and Analysis of Financial Condition and Results of Operations" our Financial Statements and Notes; and other financial and operating data included elsewhere in this Prospectus.

                                        June 30, 1999  As Adjusted
                                        Actual         After Offering
                                        ---------      --------------

Stockholder's Equity:

Common Stock:
100,000,000 shares authorized,
 par value $0.00001
 5,000,000 issued and outstanding       $      50
 7,000,000 issued and outstanding                      $      70
Additional Paid-in Capital
Deficit accumulated during the          $  11,594      $ 161,574
 development stage                      $ (23,282)     $ (23,282)
                                        ---------      ---------
TOTAL STOCKHOLDERS' EQUITY (deficit)    $ (11,638)     $ 138,362
                                        =========      =========

---------------------------------------------------------------------
           DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
---------------------------------------------------------------------

     "Dilution" represents the difference between the Offering price and the net tangible book value per Share immediately after completion of this Offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the Shares being offered. Dilution of the value of the Shares you purchase is also a result of the lower book value of the shares held by our existing Stockholders. See "Principal Stockholders."

     As of June 30, 1999, the net tangible book value of our shares of Common Stock (total assets, excluding intangible assets, less total liabilities, excluding contingent liabilities) was a deficit of $(11,638) or approximately $(0.002) per share (based upon 5,000,000 shares outstanding).

     Upon completion of this Offering, but without taking into account any change in such net tangible book value after completion of this Offering, other than that resulting from the sale of Shares in this Offering, the net tangible book value of the 7,000,000 Shares to be outstanding, assuming all Shares are sold, which we can't guarantee, will be $138,362, or approximately $0.02. Accordingly, the net tangible book value of the Shares held by our existing Stockholders (5,000,000 shares) will be increased by $0.018 per Share, assuming sale of all of the Shares, which we can't guarantee, without any additional investment on their part, and you, the purchasers of Shares in this Offering, will incur an immediate dilution (a reduction in net tangible book value per Share from the Offering price of $0.10 per Share) of $0.08 per Share.

     After completion of this Offering, you will own approximately 28.57% of the total number of shares then outstanding shares of our Common Stock, for which you will have made a cash investment of $200,000, or $0.10 per Share. Our existing Stockholders will own approximately 71.43% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $11,644, or approximately $0.002 per share. Please see our Financial Statements attached to this Prospectus. Our existing Stockholders have advised they do not intend to purchase any Shares in this Offering.

     The following table compares the differences of your investment in our Shares with the investment of our existing Stockholders, assuming a successful completion of this Offering, of which there can be no assurance.

                       EXISTING STOCKHOLDERS

Price per Share . . . . . . . . . . . . . . . . . . . .$   0.002
Net tangible book value per Share before Offering . . .$ (11,638)
Net tangible book value per Share After Offering. . . .$ 138,362
Increase to present Stockholders in net tangible book
 value per Share after Offering . . . . . . . . . . . .$   0.018
Capital contributions . . . . . . . . . . . . . . . . .$  11,644
Number of Shares Outstanding before the Offering. . . .5,000,000
Number of Shares after Offering held by
 Existing Stockholders  . . . . . . . . . . . . . . . .5,000,000
Percentage of ownership after Offering . .  . . . . . .73.43%

               PURCHASERS OF SHARES IN THIS OFFERING

Price per Share. . . . . . . . . . . . . . . . . . . . $    0.10
Dilution per Share . . . . . . . . . . . . . . . . . . $    0.08
Capital contributions. . . . . . . . . . . . . . . . . $ 200,000
Number of Shares after Offering held by
 Public Investors . . . . . . . . . . . . . . . . . .  2,000,000
Percentage of ownership after Offering . . . . . . . . 28.57%

---------------------------------------------------------------------
            PLAN OF DISTRIBUTION; TERMS OF THE OFFERING
---------------------------------------------------------------------

Offering Will Be Sold By Our Officers and Directors

     We intend to sell the Shares in this Offering through Robert Jarva, one of our officers and directors, who will receive no commission from the sale of any Shares. They will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the Offering of the Issuer's securities and not be deemed to be a broker-dealer.

     1. None of such persons are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2 None of such persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     3. None of such persons are, at the time of his participation, an associated person of a broker-dealer; and

     4. All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

     We intend to advertise and hold investment meetings in various states where the Offering will be registered and will distribute the Prospectus to potential investors at the meetings and to our friends and relatives who are interested in our Company and a possible investment in the Offering.

     We are offering the Shares subject to prior sale and subject to approval of certain matters by our legal counsel.

Offering Period and Expiration Date

     This Offering will commence on the date of this Prospectus and continue for a period of 180 days, unless we extend the Offering period for an additional 90 days, or unless the Offering is completed or otherwise terminated by us (the "Expiration Date").

Procedures for Subscribing

     If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds, to us for acceptance or rejection.

     All checks for subscriptions should be made payable to "Paxton Mining Corporation."

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities shall be accepted or rejected within 48 hours after we receive them.


---------------------------------------------------------------------
                              BUSINESS
---------------------------------------------------------------------

General

     Our Company was incorporated in the State of Nevada on June 10, 1999. We are engaged in the acquisition, exploration and development of mining properties. We maintain our statutory registered agent's office at 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and our business office is located at 400 Burrard Street, Suite 1950, Vancouver, British Columbia, Canada V6C 3A6. Our telephone number is
(604) 605-0885. See "Business - Office Facilities."

Description of Properties

     In June 1999, we, through Hugh Grenfal our President and a member of the Board of Directors entered into an Option to Purchase Agreement with James Thom, an unrelated third party, to acquire 100% of the rights, titles and interests in and to a total of two unpatented mining claims in the Twelve Mile Creek, Kalso Area, Slocan Mining Division, British Columbia, Canada, in exchange for US$10.00 in cash. On June 20, 1999, the Company, through Mr. Hugh Grenfal, our President, exercised the option and acquired the mining claims. The claims are recorded in Mr. Grefal's name for tax purposes, however, title to the claims has been conveyed to the Company via an unrecorded deed.

     The existing roads leading to our property are rough-graded dirt and, during rainy weather, are sometimes inaccessible or washed out. To date, we have not performed any geological work on any of our claims.

Location and Access

     The property is located at the north end of the Kokanee Range in the Selkirk Mountains, on the lower reaches of Twelve Mile Creek, a tributary of the Kaslo River. It lies to the immediate south of Highway 31A, approximately 17 kilometers to the northwest of Kaslo.

     The Utica mine road runs through the eastern part of the property. This gravel road leads to the now abandoned Utica mine site, adjoining to the south of the claim group. However, the bridge crossing the Kaslo River has been removed and a washout 2 kilometers up from Highway 31A make the road impassable to vehicles. Numerous overgrown logging roads traverse the eastern portion of the claim group. A foot trail runs northwest from the Utica mine road towards the showings in the center of the claims.

     At present the Kaslo River can be crossed either by wading or by canoe. A helicopter can also provides access to the claims for preliminary exploration. Any advanced stages of exploration and development of the property would require the emplacement of a sturdy bridge crossing the Kaslo River and access roads to the showings.

Physiography

     The property lies between the elevations of 1,066 meters and 2,130 meters. The main areas of interest lie between approximately 1,200 meters and 1,800 meters. Slopes are in the range of 200 to 400, with occasional bluffs. Vegetation is moderate to heavy at lower elevations, particularly in areas of glacial cover. Higher elevations are more lightly vegetated, with many areas of outcrop. There is ample timber and water within the property to support all phases of exploration.

     The property is snow free from June through November providing a five to six month exploration season.

     The property is within easy commuting distance of Kaslo. Kaslo offers full facilities of a small town having a hotel, motel, bank and supermarket. Nelson, which is one hour and a half to the south, is the nearest major center.

History of Previous Work

     Exploration in the area dates back to the turn of the century when native guides led a group of prospectors northwest from the Ainsworth Camp. The group subsequently located a high grade silver - lead showing which was staked as the Noble Five claim. This discovery initiated a staking rush in the area which led to the discovery and development of a vast number of mineral deposits with over 300 properties having reached some form of production. Production records show Silver, Lead, Zinc, Cobalt, Gold and Platinum Group Minerals Elements were produced from these properties.

     It should be noted that the British Columbia government production records are incomplete as it was common practice for the miners in the 1910 to 1930 period to ship their ore south down Kootenay Lake and the Kootenai River directly to mills at Coeur d'Alene in Idaho for smelting.

     The area saw a resurgence of activity during World War II as the demand for Zinc and other base metals increased. Production in the region has continued continuously through to the 1970s. Since that time production has been mainly limited to custom miners and Teasers high grading tailings and reserves of the old producers.

     The claims adjoin the Utica Mine to the west. The Utica mine produced in excess of 50,000 tons of high grade silver and lead ore. Zinc is also reported in the mines production records.

     The original showings on the Arch Silver Property were discovered in the early 1900s. The majority of the development work was done in the 1910 - 1926 period. The recorded production from the property is less than 30 tons of hand cobbed Silver - Lead ore from three of the six showings.

Regional Geology

     The Arch property occurs within the central section of the Kootenay Arc. The Arc is composed of a band of sedimentary, volcanic and metamorphic rocks that extend from northern Washington State where they strike northeasterly, to north of Revelstoke where they strike northwesterly. The age of the rocks varies form Precambrian to Jurassic.

     The Milford Group is the lowest member of the stratigraphic sequence exposed in the vicinity, and is of Mississippian to Permian age. From the base the rocks consist of conglomerate, amygdaloidal metabasaltic flows, limestone phyllite, sandstone and chert. This sequence is itself underlain by rocks of the Lardeau Group.

     The oldest rocks on the property are those of the Kaslo Group which occur near the northeast comer of the property. These rocks are thought to. be of upper Permian to lower Triassic in age and overlay the Milford Group. The Kaslo Group rocks consist of mafic volcanic breccia, andesite, basalt, chlorite schist, tuffaceous argiillite, talc and serpentinite. Sills and small plugs of gabbro or diorite that probably are of this group occur throughout the older sediments.

     The Slocan Group is the youngest and is Upper Triassic in age. this group consists of undifferentiated slate, argillite, limestone, quartzite and tuffaceous sediments with some dolomite.

Property Geology

     The Slocan Group covers most of the property and outcrops locally as slate, limestone and argillite. The sediments were observed to have a predominant strike of northwest with variable southwesterly dips. These rocks are cut by both concordant and discordant dykes which appear to be mostly felsic. The Slocan Group sediments are highly metamorphosed in areas where they come into contact with the intrusives.

     The Nelson Batholith occurs along the southern edge of the property and along two northwesterly trends within the center of the property, and is of Jurrasic age. This batholith was observed during the most recent examination of the property as consisting of unaltered porphyritic granite with smaller stocks of quartz diorite.

     Dyke-shaped intrusives trend northwesterly and north-northwesterly through the northern balf of the property. The petrology of these dykes varies from granite to quartz diorite and is of unknown age.

Our Proposed Exploration Program

     Previous exploration work on adjacent properties has indicated that mineral occurrences exist in the area of our properties; however, further exploration and development is needed to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

     We believe there are numerous valuable unexplored and sometimes unclaimed prospects in the area where our properties are located. Our exploration program will be designed to economically explore, evaluate and acquire properties which, in our opinion, may merit exploration.

     We do not claim to have any ores or reserves whatsoever at this time on any of our properties.

     We intend to implement an exploration program and intend to proceed in the following three phases:

     Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. We have recently begun this Phase of the exploration process on our properties.

     When the research is completed, our initial work will be augmented with geologic mapping, geophysical testing and geochemical testing of our claims. When available, existing workings, such as trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we intend to begin trenching the area. Trenches are generally approximately 150 ft. in length and 10-20 ft. wide. These dimensions allow for a thorough examination of the surface of the vein structure types generally encountered in the area. They also allow for efficient reclamation, re-contouring and re-seeding of disturbed areas Once excavation of a trench is completed, a channel of samples are taken and then analyzed for economically potential minerals that are known to have occurred in the area. Careful interpretation of this available data collected from the various tests aid in determining whether or not the prospect, as viewed by our experts, has current economic potential and whether further exploration is warranted.

     Phase 2 will involve an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 will be aimed at identifying any mineral deposits of potential economic importance. The methods which will be employed are more extensive trenching, more advanced geophysical work and ultimately drift driving to aid in the determination of subsurface characteristics of the structure. The geophysical work is designed to give a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provide a target for more extensive trenching and core drilling. The trenching will identify the continuity and extent of mineralization, if any, below the surface. After a thorough analysis of the data collected in Phase 2, a determination will be made as to whether or not the properties warrant a Phase 3 study.

     Phase 3 will be aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of any ore body, assuming any are located on our properties, so that they can be considered proven ore bodies within the stringent industry standards. This is accomplished through extensive drift driving. An ore body is not a proven ore body until it has been technically, economically and legally proven.

Environmental Regulations

     Environmental laws and regulations relating to public lands in Canada are expected to be tightly enforced. We intend to explore and, when required, develop all of our properties in strict compliance with all environmental requirements applicable to the mineral processing and mining industry. We will secure all the necessary permits for exploration and, if development is warranted on any property, will file final Plans of Operation prior to the commencement of any mining operations. We anticipate no discharge of water into any active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No significant endangered species will be disturbed. Re-contouring and re-vegetation of disturbed surface areas will be completed pursuant to all Canadian provincial and local legal requirements. Any portals, adits or shafts will be sealed upon abandonment of a property. It is difficult to estimate the cost effects of compliance with environmental laws inasmuch as the methods and procedures of exploration within public lands are similar to those methods and procedures already adopted by us as a matter of our Company policy.

Government Regulations

     We will be subject to all the laws, rules and regulations which govern the mineral processing and mining industry in Canada. We intend to fully comply with all environmental, health and safety laws, rules, regulations and statutes.

Employees

     Initially, we intend to use the services of subcontractors for all exploration work on our properties. Our only direct employees will be Hugh Grenfal and Robert Jarva, our officers and directors.

Employees and Employment Agreements

     At present, we have no employees, other than Derick Sinclair, our sole officer and director, who is not compensated for his services and does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

Legal Proceeding

     We are not involved in any pending legal proceeding.

---------------------------------------------------------------------
              MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS
---------------------------------------------------------------------

     This registration statement contains forward-looking statements that involve risks and uncertainties. The statements contained in this registration statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation statements regarding our expectations, projections, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. Our actual results may differ materially as a result of certain factors, including those set forth in the "Risk Factors" section of this registration statement. Potential investors should consider carefully the following factors, as well as the more detailed information contained elsewhere in this registration statement, before making a decision to invest in our Common Stock. The following discussion and analysis should be read in conjunction with our Financial Statements and Notes attached to this Prospectus.

Selected Financial Data

     We are a start-up, development stage company and have not yet generated or realized any revenues from our business operations.

     The following historical financial data from inception on June 19, 1999 was derived from our financial statements, audited by Williams & Webster, P.S., independent certified public accountants (the "Financial Statements").

Balance Sheet Data                                June 30, 1999
------------------                                --------------

Assets:
 Cash                                             $    100
 Mining claims                                    $    262
Total Assets                                      $    362
Liabilities:                                      $ 12,000
Stockholder Advances                              $  12,000
Total Liabilities                                 $ (11,638)
Total Shareholders' Equity
 Statements of Operations Data:
 Revenues                                         $     -0-
 General and Administrative Expenses              $  23,282
 Net Income/Loss                                  $  23,282
 Net Income/Loss per common share                 $  (0.005)
 Weighted average common shares outstanding       5,000,000

Limited Operating History; Need for Additional Capital

     There is little to no historical financial information about our Company upon which to base an evaluation of our performance or to make a decision regarding an investment in Shares of our Common Stock. We are still in the organizational stages and have not yet generated or realized any revenues from operations. We cannot guarantee we will be successful in our business operations or will achieve significant levels of market acceptance for our proposed business. Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development of our properties, possible cost overruns due to price and cost increases in raw products and manufacturing processes, and the absence of an operating history. Therefore, we cannot guarantee we will be able to achieve or maintain profitable operations. Further, there is no assurance that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated.

     To become and remain profitable and competitive, we will likely be required to make significant investments into the research and exploration of our properties before we would able to commence production of any minerals we may find. We are seeking additional equity financing in order to provide for the capital required to implement our research and exploration phases and to expand our business operations.

     The timing and total amount of capital requirements cannot be predicted at this time and we have no assurance that any financing will be available to us on acceptable terms, as and when we need it, if at all. If such financing is not available on satisfactory terms, as and when needed, we may be unable to continue, develop or expand our operations and our operating results may be adversely affected. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on June 19, 1999

     We are a development stage company and have not yet generated or realized any revenues since inception. We just recently acquired our first property (two claims) and are commencing the research and exploration stage of our mining operations on that property at this time.

     Since inception, we have used our Common Stock to raise money for our property acquisition and to repay outstanding indebtedness. Net cash provided by financing activities from inception on June 19, 1999 to June 30, 1999 was $11,282, as a result of proceeds received from sales of our Common Stock.

Liquidity and Capital Resources

     As of the date of this registration statement, we have yet to generate any revenues from our business operations.

     We issued 5,000,000 shares of Common Stock at $0.0023 per share through a Section 4(2) offering in June 1999. The total proceeds we received from the sale of the shares was $11,282 in cash and one mining property.

     As of June 30, 1999, our total assets were $362 and our total liabilities were $12,000.

     During 1999, we expect to incur additional costs for research and exploration of our properties and for subcontractors, professional and legal fees. Additional funding will be required to meet any additional operating and/or expansion requirements.

     We intend to take steps to raise equity capital; however, we cannot guarantee that any new capital will be available to us or that adequate funds for operations, whether from our revenues, financial markets, collaborative or other arrangements with corporate partners or from other sources, will be available as or when needed, or on terms satisfactory to us. Our failure to obtain adequate additional financing may require us to delay, curtail or scale back some or all of our development programs, sales and marketing efforts and, potentially, to cease our operations. Any additional equity financing may involve substantial dilution to our then-existing shareholders.

Year 2000 Compliance

     The Year 2000 issue is the result of computer programs using two digits rather than four to define the applicable year. Date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations, causing disruptions of operations, including, among others, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

Year 2000 State of Readiness

     In order to address Year 2000 issues, we have developed and are implementing a plan to become Year 2000 ready (the "Year 2000 Plan"). The Year 2000 Plan covers (i) the computers and technology which we will in the research and exploration of our properties. In addition, the Year 2000 Plan calls for us to identify and assess the systems and services of our major vendors and other material service providers ("Third Party Providers"), and take appropriate remedial actions and develop contingency plans where appropriate in connection with such Third Party Providers. Since we have not yet commenced business operations, we do not yet have any major vendors; however, we intend to continue to evaluate and assess the systems of any Third Party Providers we engage in the future to identify and eliminate Year 2000 issues in order to timely achieve Year 2000 readiness and avoid any disruption of the services and/or information required to continue our business operations.

Year 2000 Costs

     To date, we have incurred no historical costs associated with our Year 2000 readiness efforts and the magnitude of any future costs will depend upon the nature and extent of any problems that are identified.

Year 2000 Risks

     Our failure to correct a material Year 2000 problem could result in a complete failure or degradation of the performance of our computers, software or other systems, including the disruption of operations, a temporary inability to operate or engage in normal business activities. Presently, however, we believe that our most reasonably likely worst case scenario related to the Year 2000 issue is associated with potential concerns with Third Party Providers' services or products. Specifically, we will be heavily dependent on a significant number of third-party vendors to provide research data and studies on our properties. A significant Year 2000-related disruption to one of these vendor's computer software and/or equipment could cause a considerable delay in our proposed research and explorations which in turn could materially and adversely affect our results of operations, liquidity and financial condition. We are not presently aware of any vendor-related Year 2000 issues that are likely to result in such a disruption, however, there is no assurance they will not occur in the future. Although there is inherent uncertainty in the Year 2000 issue, we expect that as we progress with our Year 2000 Plan, the level of uncertainty about the impact of the Year 2000 issue on our business operations will be reduced and we will be better positioned to identify the nature and extent of our material risks as a result of any Year 2000 disruptions.

Year 2000 Contingency Plans

     Due to the current stage of our Year 2000 Plan, we are unable to fully assess our risks and determine what contingency plans, if any, need to be implemented. As we progress with our Year 2000 Plan and identify specific risk areas, we intend to timely implement appropriate remedial actions and contingency plans.

     These estimates and conclusions contain forward-looking statements and are based on our best estimates of future events. Our expectations about risks, future costs and the timely completion of our Year 2000 efforts are subject to uncertainties that could cause actual results to differ materially from what has been discussed above. Factors that could influence risks, amount of future costs and the effective timing of remediation efforts include our success in identifying and correcting potential Year 2000 issues and the ability of third parties to appropriately address their Year 2000 issues. See "Risk Factors - The Year 2000 Issue."

---------------------------------------------------------------------
                             MANAGEMENT
---------------------------------------------------------------------

Officers and Directors

     Each of our directors is elected by the Stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of our officers is elected by the Board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our present sole officer and director is set forth below:

Name and Address         Age       Position(s)
-----------------        -----     -------------
Hugh Grenfal             30        President, Treasurer, Chief
3337 West 30th Ave.                Financial Officer, and a member
Vancouver, B.C.                    of the Board of Directors
Canada V6S 1W3

Robert Jarva             36        Secretary and a member of the
2613 Harrier Drive                 Board of Directors
Coquitlam B.C.
Canada V6E 2A7

     The person named above has held his office/position since inception of our Company and is expected to hold his office/position until the next annual meeting of our stockholders.

Background of Officer and Director

     Hugh Grenfal has been the President, Treasurer, Chief Financial Officer and a member of the Board of Directors of the Company since inception. Mr. Grenfal was President of Booker Gold Explorations Ltd., a mining and exploration corporation located in Vancouver, British Columbia. Since October 1996, Mr. Grenfal has been a Director of Callinan Mines Ltd., a mining and exploration corporation located in Vancouver, British Columbia with revenue producing copper and zinc properties located in Manitoba, Canada.

     Robert Jarva has been the Secretary and a member of the Board of Directors of the Company since inception. From October 1996 to June 1999, Mr. Jarva was a Personal Financial Analyst with Primerica Financial Services located in Vancouver, British Columbia providing financial services such as pension and educational plans and life insurance for individual clients. From January 1993 to October 1996, Mr. Jarva was employed by D & K Enterprises Ltd. located in Vancouver British Columbia which was engaged in the hospitality industry. Mr. Jarva's responsibilities included public relations and funds supervision.

---------------------------------------------------------------------
                       EXECUTIVE COMPENSATION
---------------------------------------------------------------------

     Messrs. Grenfal and Jarva, our officers and directors, have not been compensated for their services and there are no plans to compensate them in the near future, unless and until we begin to realize revenues and become profitable in our business operations.

Indemnification

     Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

---------------------------------------------------------------------
                       PRINCIPAL STOCKHOLDERS
---------------------------------------------------------------------

     The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all Shares in this Offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address         Number of      Number         Percentage of
Beneficial               Shares Before  of Shares      of Ownership
Owner [1]                Offering       After Offering After Offering
------------------       ---------      ---------      --------------
Hugh Grenfal             2,500,000      2,500,000      35.71%
3337 West 30th Ave.
Vancouver, B.C.
Canada V6S 1W3

Robert Jarva             2,500,000      2,500,000      35.71%
2613 Harrier Drive
Coquitlam, B.C.
Canada V6E 2A7
------------------

All Officers and
Directors as a Group (2) 5,000,000      5,000,000      71.43%

[1] The persons named above may be deemed to be a "parent" and "promoter" of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Messrs. Grenfal and Jarva are the only "promoters" of our Company.

Future Sales by Existing Stockholders

     A total of 5,000,000 shares of Common Stock have been issued to the existing Stockholders, all of which are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act ("Rule 144"). Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

     Shares purchased in this Offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our Common Stock and the Shares we are Offering. See "Dilution of the Price You Pay for Your Shares-Restricted Shares Eligible for Future Sale."

---------------------------------------------------------------------
                     DESCRIPTION OF SECURITIES
---------------------------------------------------------------------

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.00001 per share. The holders of our Common Stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors;
(ii) are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of Common Stock now outstanding are fully paid for and non-assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

     Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this Offering is completed, the present stockholders will own approximately 97% of our outstanding shares. See "Principal Stockholders" and "Certain Transactions."

Cash Dividends

     As of the date of this Memorandum, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

     After we complete this Offering, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and may, in our discretion, furnish unaudited quarterly financial reports.

Stock Transfer Agent

     The stock transfer agent for our securities is Pacific Stock
Transfer Company, 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and its telephone number is (702) 361-3033.

---------------------------------------------------------------------
                        CERTAIN TRANSACTIONS
---------------------------------------------------------------------

     In June 1999 a total of 5,000,000 shares of restricted Common Stock were issued to Hugh Grenfal and Robert Jarva, officers and directors of our Company, in exchange for $262 and one mining property consisting of two claims.

     Since inception of our Company, Mr. Grenfal, advanced loans to us in the total sum of $12,000, which were used for organizational and start-up costs and operating capital. The loans do not bear interest and have not been paid as of the date hereof.

     In June 1999, we entered into an Option to Purchase Agreement with James Thom, an unrelated third party, and acquired 100% of the rights, titles and interests in and to a total of two unpatented mining claims in consideration of $10.00. In addition, the Option Agreement requires us to complete a minimum of CDN$80,000 in exploration and development work on the properties on or before September 1, 1999. On March 16, 1999, we exercised the Option and acquired the mining claims.

---------------------------------------------------------------------
                             LITIGATION
---------------------------------------------------------------------

     We are not a party to any pending litigation and, to the best of our knowledge, none is contemplated or threatened.

---------------------------------------------------------------------
                              EXPERTS
 --------------------------------------------------------------------
     Our financial statements for the period from inception to June 30, 1999, included in this Prospectus have been audited by Williams and Webster, P.C., Independent Certified Public Accountants, Seafirst Financial Center, 601 West Riverside Avenue, Suite 1970, Spokane, Washington 99201, as set forth in their report included in this Prospectus.

---------------------------------------------------------------------
                           LEGAL MATTERS
---------------------------------------------------------------------

     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as legal counsel for our Company.

---------------------------------------------------------------------
                        FINANCIAL STATEMENTS
---------------------------------------------------------------------

     Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Certified Public Accountant.

     Our audited financial statement from inception to June 30, 1999 immediately follows:

PAXTON MINING CORPORATION
TABLE OF CONTENTS
June 30, 1999


INDEPENDENT AUDITOR'S REPORT                           F-1

FINANCIAL STATEMENTS

Balance Sheet                                          F-2
Statement of Operations and Accumulated Deficit        F-3
Statement of Stockholders' Equity (Deficit)            F-4
Statement of Cash Flows                                F-5

NOTES TO FINANCIAL STATEMENTS                    F-6 - F-8

                       WILLIAMS & WEBSTER PS
                    Certified Public Accountants
                     Seafirst Financial Center
                    W 601 Riverside, Suite 1940
                         Spokane, WA 99201
                           (509) 838-5111


Board of Directors
Paxton Mining Corporation
Las Vegas, Nevada

Independent Auditor's Report

We have audited the accompanying balance sheet of Paxton Mining Corporation, (a development stage enterprise), as of June 30, 1999, and the related statements of operations and accumulated deficit, stockholders' equity (deficit) and cash flows for the period from June 10, 1999 (inception) to June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paxton Mining Corporation, as of June 30, 1999, and the results of its operations and its cash flows for the period from June 10, 1999 (inception) to June 30, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has been in the development stage since its inception on June 10, 1999. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
August 13, 1999

                     PAXTON MINING CORPORATION
                  (A DEVELOPMENT STAGE ENTERPRISE)
                           BALANCE SHEET
                           June 30, 1999



                               ASSETS

CURRENT ASSETS
  Cash                                       $     100
                                             ---------
     Total Current Assets                          100
                                             ---------
OTHER ASSETS
  Mining claims                                    262
                                             ---------
     TOTAL ASSETS                            $     362
                                             =========


            LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Loans to a related party                   $  12,000
                                             ---------
     Total Current Liabilities                  12,000

COMMITMENTS AND CONTINGENCIES                       -

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock,100,000,000 shares
   authorized, $0.00001 par value;
   5,000,000 shares issued and outstanding          50
  Additional paid-in-capital                    11,594
  Deficit accumulated during the
   development stage                           (23,282)
                                             ---------
     TOTAL STOCKHOLDERS' EQUITY (DEFICIT)      (11,638)
                                             ---------
     TOTAL LIABILITIES AND STOCKHOLDERS'
      EQUITY (DEFICIT)                       $     362
                                             =========






   The accompanying notes are an integral part of these financial statements.

                     PAXTON MINING CORPORATION
                  (A DEVELOPMENT STAGE ENTERPRISE)
          STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                 For the Period Ended June 30, 1999


REVENUES                                          $      -
                                                  ---------
EXPENSES
 Consulting services provided by directors           10,000
 Filing fees                                            400
 Legal and professional                              11,600
 Office expense                                          31
 Transfer agent                                          -
 Mining exploration expense                           1,251
                                                  ---------
     TOTAL EXPENSES                                  23,282
                                                  ---------
NET LOSS FROM OPERATIONS                            (23,282)

INCOME TAXES                                             -
                                                  ---------
NET LOSS                                            (23,282)

ACCUMULATED DEFICIT, BEGINNING BALANCE                   -
                                                  ---------
ACCUMULATED DEFICIT, ENDING BALANCE               $ (23,282)
                                                  =========
NET LOSS PER COMMON SHARE                         $ (0.0047)
                                                  =========
WEIGHTED AVERAGE NUMBER OF
COMMON STOCK SHARES OUTSTANDING                   5,000,000
                                                  =========

















   The accompanying notes are an integral part of these financial statements.

                     PAXTON MINING CORPORATION
                  (A DEVELOPMENT STAGE ENTERPRISE)
            STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                 For the Period Ended June 30, 1999

                                                                  Total
                          Common Stock     Additional             Stockholders'
                       Number              Paid-In   Accumulated  Equity
                       of Shares   Amount  Capital   Deficit      (Deficit)
Issuance of common
 stock for services
 at $.0023 per share   5,000,000   $ 50    $ 11,594  $      -     $  11,644

Loss for year ending,
June 30, 1999                 -      -         -       (23,282)     (23,282)
                       ---------   ----  --------    ---------    ---------
Balance
June 30, 1999          5,000,000   $ 50  $ 11,594    $ (23,282)   $ (11,638)
                       =========   ====  ========    =========    =========































   The accompanying notes are an integral part of these financial statements.

                     PAXTON MINING CORPORATION
                  (A DEVELOPMENT STAGE ENTERPRISE)
                      STATEMENT OF CASH FLOWS
                 For the Period Ended June 30, 1999

CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                    $ (23,282)
 Adjustments to reconcile net loss
  to net cash used by operating activities:
 Payment of expenses from issuance of stock     11,282
                                             ---------
Net cash (used) in operating activities        (12,000)

CASH FLOWS FROM INVESTING ACTIVITIES                -

CASH FLOWS FROM FINANCING ACTIVITIES
 Issuance of stock for cash to open
  checking account                                 100
 Proceeds from short-term loan payable          12,000
                                             ---------
Net cash provided by financing activities       12,100

Change in cash                                     100

Cash, beginning of period                           -
                                             ---------
Cash, end of period                          $     100
                                             =========
Supplemental disclosures:

Interest paid                                $      -
                                             =========
Income taxes paid                            $      -
                                             =========
NON-CASH TRANSACTIONS
 Stock issued in payment of consulting
  and other expenses                         $  11,282













   The accompanying notes are an integral part of these financial statements.

                     PAXTON MINING CORPORATION
                  (A DEVELOPMENT STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
                           June 30, 1999


NOTE 1   ORGANIZATION AND DESCRIPTION OF BUSINESS

Paxton Mining Corporation (hereinafter "the Company") was incorporated on June 10, 1999 under the laws of the State of Nevada for the purpose of acquiring, exploring and developing mining properties. The Company maintains offices in Las Vegas, Nevada and in Vancouver, British Columbia. The Company's fiscal year end is June 30.


NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Paxton Mining Corporation is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Development Stage Activities

The Company has been in the development stage since its formation in June 1999 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company incurred a net loss of $23,282 for the year ended June 30, 1999 and had no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement of its common stock.
The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting.

                     PAXTON MINING CORPORATION
                  (A DEVELOPMENT STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
                            June 30, 1999

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loss Per share

Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Provision for Taxes

At June 30, 1999, the Company had net operating loss of approximately $23,000. No provision for taxes or tax benefit has been reported in the financial statements, as there is not a measurable means of assessing future profits or losses.

Use of Estimates

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Impaired Asset Policy

In March 1995, the Financial Accounting Standards Board issued a statement titled "Accounting for Impairment of Long-lived Assets." This standard is effective for years beginning after December 15, 1995. In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company does not believe any adjustments are needed to the carrying value of its assets at June 30, 1999.

                     PAXTON MINING CORPORATION
                  (A DEVELOPMENT STAGE ENTERPRISE)
                 NOTES TO THE FINANCIAL STATEMENTS
                            June 30, 1999

NOTE 3   COMMON STOCK

On June 20, 1999, 5,000,000 shares of common stock were issued to officers and directors in payment of their services, valued at $10,000 and payment of $1,282 in expenses pursuant to exemption from registration contained in Section 4 (2) of the Securities Act of 1933.

In June, 1999 the Company, through Hugh Grenfal, President and a member of the Board of Directors entered into an Option to Purchase Agreement with an unrelated third party, to acquire 100% of the rights, titles and interests in and to a total of three unpatented mining claims in the Twelve Mile Creek, Kalso Area, Slocan Mining Division, B.C. Canada in exchange for $10 in cash. The Company, through Mr. Grenfal, exercised the option and acquired the mining claims. The claims are recorded in Mr. Grenfal's name for tax purposes, however, title to the claims has been conveyed to the Company via an unrecorded deed.


NOTE 4   RELATED PARTIES

The Company occupies office space provided by Hugh Grenfal, the President of the Company, in his capacity as Vice President and Director of Callinan Mines Limited at no charge. The value of this space is not considered materially significant for financial reporting purposes.

Hugh Grenfal, the President of the Company, has advanced monies to the Company to open a checking account and in payment of expenses. These have been recorded as short-term loans, bearing no interest and having no specific due date.


NOTE 5   YEAR 2000 ISSUES

Like other companies, Paxton Mining Corporation could be adversely affected if the computer systems the Company, its suppliers or customers use do not properly process and calculate date-related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment and elevators, etc. At this time, because of the complexities involved in the issue, management cannot provide assurance that the Year 2000 issue will not have an impact on the Company's operations. Any costs associated with Year 2000 compliance are expensed when incurred.





          PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XII of the Articles of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement.

2.   Article XI of the  Bylaws  of the  Company,  filed as  Exhibit
     3.2 to the Registration Statement.

3.   Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the Company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.



ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all Shares are sold), all of which are to be paid by the Registrant, are as follows:

SEC Registration Fee                    $    100.00
Printing Expenses                          6,500.00
Accounting Fees and Expenses               5,000.00
Legal Fees and Expenses                   25,000.00
Blue Sky Fees/Expenses                     5,000.00
Transfer Agent Fees                        3,000.00
Miscellaneous Expenses                     5,400.00
                                        -----------
     TOTAL                              $ 50,000.00
                                        ===========


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address              Date      Shares         Consideration
----------------              ----      ------         -------------

Hugh Grenfal                  6/20/99   2,500,000      Services and
3337 W. Thirtieth Avenue                               $641 in Cash
Vancouver, British Columbia
Canada   V7S 1W3

Robert Jarve                  6/20/99   2,500,000      Services and
2613 Harrier Drive                                     $641 in Cash
Coquitlam, British Columbia
Canada V6E 2A7


ITEM 27.  EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.    Document Description
------------   --------------------

3.1            Articles of Incorporation.
3.2            Bylaws.
4.1            Specimen Stock Certificate.
5.1 Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
10.1           Keno Mining Mining Claim.
10.2           Marble Arch Mining Claim.
10.3           Bill of Sale.
10.4           Statement of Trustee.
23.1           Consent of Williams & Webster, P.S., Certified Public
               Accountants.
23.2           Consent of Conrad C. Lysiak, Esq.
27.1           Financial Data Schedule.
99.1           Subscription Agreement.


ITEM 28. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          a.   To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933;

          b. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          c. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any change to such information in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 31st day of August, 1999.

                             PAXTON MING CORPORATION


                             BY:  /s/ Hugh Grenfal
                                  Hugh Grenfal, President

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Hugh Grenfal, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                Title                    Date

/s/ Hugh Grenfal         President, Treasurer,    August 31, 1999
Hugh Grenfal             Chief Financial Officer
                         and a member of the
                         Board of Directors

/s/ Robert Jarva         Secretary and a member   August 31, 1999
Robert Jarva             of the Board of Directors